EXHIBIT 7.08

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that CRX ACQUISITION LTD. (“CRX”) does hereby make, constitute and appoint each of Roy C. Andersen and Adam DiMartino (and any other employee of FORTIS BANK S.A./N.V. or FORTIS CAPITAL CORPORATION or one of their respective affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, whether CRX is acting individually or as representative of others, any and all filings required to be made by CRX under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by CRX under the Act, giving and granting unto each said attorney-in-fact full power and authority to act in the premises as fully and to all intents and purposes as CRX might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of March 12, 2007.

CRX ACQUISITION LTD.

By:  /s/ Menno van Lacum
Name: Menno van Lacum
Title: Vice President

By:  /s/ Milton Anderson
Name: Milton Anderson
Title: President